News Release

Contact: Sam Jefson - 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES' FIRST QUARTER FISCAL 2017 FINANCIAL RESULTS ANNOUNCEMENT TO BE MADE ON DECEMBER 21, 2016
-- Conference Call Scheduled for 9:00 a.m. CST --

FOREST CITY, IOWA, December 7, 2016 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, will issue an advisory release and host a conference call on Wednesday, December 21, 2016. Winnebago Industries plans to issue an advisory release before the market opens on December 21, 2016, notifying the public that a complete and full-text press release discussing the financial results for the Company's first quarter of Fiscal 2017 ended November 26, 2016, will be available no earlier than 6:00 a.m. CDT in the “Investor Relations” section of the Company's website at: http://investor.wgo.net.

The Company will also host a conference call on December 21, 2016, at 9 a.m. CST to discuss the financial results for its first quarter of Fiscal 2017. Winnebago Industries' conference call may be heard live via the Company's website, http://investor.wgo.net. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://phx.corporate-ir.net/phoenix.zhtml?c=85260&p=irol-audioarchives.

Minimum requirements to listen to the webcast: either Microsoft Windows Media Player or Adobe Flash Player and an internet connection speed of approximately 32 kbps. The Microsoft Windows Media Player software is downloadable for free at: http://windows.microsoft.com/en-us/windows/windows-media-player, and the Adobe Flash Player software is downloadable free at: https://get.adobe.com/flashplayer/.

About Winnebago Industries
Winnebago Industries, Inc., is a leading U.S. manufacturer of recreation vehicles, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers and fifth wheel products. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://investor.wgo.net.

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